EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of AxoGen, Inc. on Form S-8 (File No. 333-177980, effective November 14, 2011) of our report dated March 6, 2014, appearing in this annual report on form 10-K of AxoGen, Inc. as of and for the years ended December 31, 2013 and 2012.

/s/ LURIE BESIKOF LAPIDUS & COMPANY, LLP

Minneapolis, Minnesota

March 6, 2014